As filed with the Securities and Exchange Commission on September 15, 2010

                                                     Registration No. 333-167094
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             AMERTHAI MINERALS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   27-1777888
                        (IRS Employer Identification No.)

                           Foursons Inn, Rambutri Road
                        Pra Nakorn Bangkok 10200 Thailand
                       Telephone & Facsimile (888)520-6922
   (Address and telephone number of registrant's principal executive offices)

                            Resident Agents of Nevada
                          711 S. Carson Street, Suite 4
                              Carson City, NV 89701
                            Telephone (775) 882-4641
                            Facsimile (775) 882-6818
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
     Title of                           Proposed Maximum      Proposed Maximum
  of Securities       Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered      Registered         per Share (2)        Offering Price (3)   Registration Fee (1)
--------------------------------------------------------------------------------------------------------
Common Stock           2,500,000             $.02                  $50,000                $3.56
========================================================================================================

(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.004 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                             AMERTHAI MINERALS INC.
               2,500,000 SHARES OF COMMON STOCK AT $.02 PER SHARE

This is the initial offering of common stock of Amerthai Minerals Inc. (the "Company") and no public market currently exists for the securities being offered. We are offering for sale a total of 2,500,000 of common stock at a price of $0.02 per share. The offering is being conducted on a self-underwritten, all-or-none, basis. Our officers and directors will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction, however; there is no assurance we will be able to do so since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

The shares will be offered at a price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed prior to the expiration date of the original offering to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the Company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer. The offering will end on _______________.

Amerthai Minerals Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Amerthai Minerals Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
                    ---------        --------        -----------        -----

Common Stock           $.02          $50,000             $0            $50,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                  Subject to Completion, Dated _______________

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


SUMMARY OF PROSPECTUS ..................................................    3
     General Information about Our Company .............................    3
     The Offering ......................................................    3
RISK FACTORS ...........................................................    4
RISKS ASSOCIATED WITH OUR COMPANY ......................................    4
RISKS ASSOCIATED WITH THIS OFFERING ....................................    7
USE OF PROCEEDS ........................................................    9
DETERMINATION OF OFFERING PRICE ........................................   10
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES ..........................   10
PLAN OF DISTRIBUTION ...................................................   11
     Offering will be Sold by Our Officer and Director .................   11
     Terms of the Offering .............................................   12
     Deposit of Offering Proceeds ......................................   12
     Procedures for and Requirements for Subscribing ...................   12
DESCRIPTION OF SECURITIES ..............................................   12
INTEREST OF NAMED EXPERTS AND COUNSEL ..................................   13
DESCRIPTION OF OUR BUSINESS ............................................   14
     Glossary ..........................................................   14
     General Information ...............................................   14
     Acquisition of Mineral Claim ......................................   16
     Location, Access and Climate ......................................   16
     Geological Setting ................................................   19
     Competition .......................................................   23
     Compliance with Government Regulations ............................   23
     Patents and Trademarks ............................................   24
     Need for Any Government Approval of Principal Products ............   24
     Research and Exploration Activities ...............................   24
     Employees and Employment Agreements ...............................   24
DESCRIPTION OF PROPERTY ................................................   25
LEGAL PROCEEDINGS ......................................................   25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...............   25
FINANCIAL STATEMENTS ...................................................   27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..............   28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE...   32
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON ...............   32
EXECUTIVE COMPENSATION .................................................   34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT ..........   36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................   36
INDEMNIFICATION ........................................................   37

                                    SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Amerthai" and "Amerthai Minerals" are to Amerthai Minerals Inc.


Amerthai Minerals was incorporated in the State of Nevada on January 27, 2010 to engage in the acquisition, exploration and, if mineral reserves are found during the exploration stage, the future development of natural resource properties. We intend to use the net proceeds from this offering to fund our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at Foursons Inn, Rambutri Road, Pra Nakorn, Bangkok 10200, Thailand. The telephone and facsimile number is (888)520-6922.

We received our initial funding of $10,000 through the sale of common stock to an officer and director of the Company, who purchased 2,500,000 shares of our common stock at $0.004 per share in January, 2010. From inception until the date of this filing we have had limited operating activities. Our financial statements for the period from inception (January 27, 2010) through June 30, 2010 report no revenues and a net loss of $7,575. Our independent auditor has issued an audit opinion for Amerthai Minerals Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional geoscientist to prepare a geological report. We have not yet commenced any exploration activities on the claim. The mineral property, known as the Boomer Mineral Claim, may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to future production, of which there is no guarantee. There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.


OFFERING

Securities Being Offered      2,500,000 shares of common stock.

Price per Share               $0.02

Offering Period               The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                  $50,000

Securities Issued
 and Outstanding              2,500,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration costs            We estimate our total offering registration costs
                              to be $5,650.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THEREFORE THERE IS SUBSTANTIAL UNCERTAINTY WE WILL CONTINUE ACTIVITIES IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, ANY FUNDS SPENT ON EXPLORATION WILL PROBABLY BE LOST.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which will result in a loss of your investment.

OUR MANAGEMENT HAS NO TECHNICAL TRAINING OR EXPERIENCE IN STARTING, MANAGING OR OPERATING A MINING COMPANY OR AN EXPLORATION PROGRAM. MANAGEMENT'S DECISIONS AND CHOICES MAY NOT TAKE INTO ACCOUNT STANDARD ENGINEERING OR MANAGERIAL APPROACHES MINERAL EXPLORATION COMPANIES COMMONLY USE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE ACTIVITIES WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our management has no experience with starting, managing or operating a mining company or exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the mining industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Management will be dependent on the expertise of our consulting geologist, Mr. James McLeod. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease activities which will result in the loss of your investment.


OUR CONSULTING GEOLOGIST, JAMES MCLEOD, HAS WORKED WITH APPROXIMATELY 43 EXPLORATION STAGE COMPANIES THAT HAVE EITHER FILED OR WERE PLANNING ON FILING REGISTRATION STATEMENTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. HE IS STILL CURRENTLY WORKING WITH 4 OF THE COMPANIES. OF THE OTHER COMPANIES, NONE HAVE PROCEEDED ON TO PHASE TWO OF THEIR EXPLORATION PROGRAMS NOR REPORTED PROVEN AND PROBABLE RESERVES WHILE MR. MCLEOD WAS THEIR CONSULTING GEOLOGIST.

We are dependent on the expertise of Mr. McLeod as our consulting geologist in regards to geology and exploration. Mr. McLeod has disclosed that over 95% of the companies he has provided reports to have performed at least stage one of the recommended exploration work with many doing supplemental fill-in exploration work but none of them proceeded on to phase two of their exploration programs nor reported proven and probable reserves while Mr. McLeod was their consulting geologist. It is also possible that a large number of these companies have subsequently (1) altered their business; (2) named a new control person;
(3) ceased mining activities; (4) became a delinquent filer; or (5) some combination of (1) through (4). If we do not move forward with our exploration activities or our exploration activities do not have favorable results our business could fail.


WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE ACTIVITIES.


We were incorporated in January 2010 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss was $7,575 from inception to June 30, 2010. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:


     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

BECAUSE WE WILL HAVE TO SPEND ADDITIONAL FUNDS TO DETERMINE IF WE HAVE A RESERVE, IF WE CAN'T RAISE THE MONEY WE WILL HAVE TO CEASE OPERATIONS AND YOU COULD LOSE YOUR INVESTMENT.

Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES, WHICH COULD HURT OUR FINANCIAL POSITION AND POSSIBLY RESULT IN THE FAILURE OF OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIM, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we identify mineral reserves during our exploration stage and in the future enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of any future production program if the project continues to that stage, of which there is no guarantee. Examples of regulatory requirements include:


     (a)  Water discharge will have to meet drinking water standards;

     (b)  Dust generation will have to be minimal or otherwise re-mediated;

     (c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

     (d) An assessment of all material to be left on the surface will need to be environmentally benign;

     (e)  Ground water will have to be monitored for any potential contaminants;

     (f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and

     (g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR EXPLORATION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND ACTIVITIES.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

OUR OFFICERS AND DIRECTORS RESIDE OUTSIDE THE UNITED STATES MAKING IF DIFFICULT TO EFFECT SERVICE OF PROCESS UPON THEM.

Since our officers and directors reside outside the United States, substantially all or a portion of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon them or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

RISKS ASSOCIATED WITH THIS OFFERING:

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.004 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,500,000 shares) will be increased by $.009 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.009 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.011 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated costs of this registration statement ($5,650) to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the Over the Counter Bulletin Board (OTCBB). To be eligible for quotation, issuers must remain current in their filings with the Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

ONE OF OUR OFFICERS AND DIRECTORS BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING SHE WILL OWN 50% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mrs. Chayawatana's share ownership in our company, if she chooses to sell her shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock.

UPON COMPLETION OF THE OFFERING MRS. CHAYAWATANA WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS DUE TO HER OWNERSHIP OF 50% OF OUR COMMON STOCK, WHICH WILL MOST LIKELY ENABLE HER TO CONTROL COMPANY MATTERS.

After the completion of this offering, Mrs. Chayawatana, an executive officer and director, will own 50% of our common stock. She will have a significant influence in determining the outcome of all corporate transactions, including approval of significant corporate transactions, changes in control of the company or other corporate matters. She may make decisions without regard to the interests of minority shareholders.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $50,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

               Total Proceeds to the Company              $50,000

               Phase One Exploration Program               10,000
               Phase Two Exploration Program               14,000
               Administration and Office Expense            6,000
               Legal and Accounting                        10,000
               Working Capital                             10,000
                                                          -------

               Total Use of Net Proceeds                  $50,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our directors have verbally agreed to loan the Company funds to complete the registration process, but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.


As of June 30, 2010, the net tangible book value of our shares was $(2,435) or $(0.001) per share, based upon 2,500,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $50,000, the net tangible book value of the 5,000,000 shares to be outstanding will be $47,565, or approximately $.01 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,500,000 shares) will be increased by $.01 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.01 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.


After completion of the offering, the existing shareholder will own 50% of the total number of shares then outstanding, for which she will have made an investment of $10,000, or $.004 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.02 per Share.

The following table illustrates the per share dilution to the new investors:


     Public Offering Price per Share                      $  .02
     Net Tangible Book Value Prior to this Offering       $(.001)
     Net Tangible Book Value After Offering               $  .01
     Immediate Dilution per Share to New Investors        $  .01

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                           Price Per  Total Number of   Percent of Consideration
                             Share      Shares Held     Ownership         Paid
                             -----      -----------     ---------         ----

     Existing Stockholder    $.004       2,500,000         50%          $10,000

     Investors in This
      Offering               $.02        2,500,000         50%          $50,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which persons associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the Company. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to Amerthai Minerals Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to March 31, 2010, included in this prospectus, have been audited by Chang G. Park, CPA. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael Kessler has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

James W. McLeod, Professional Geologist, has provided us with the geology report on which the exploration program contained herein is based.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of copper and other minerals. The Boomer Mineral Claim, consisting of 25 contiguous mineral cells comprising a total of 1,230 acres, is the only claim currently in the Company's portfolio. If our claim does not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

GLOSSARY

     Alkaline - a chemical condition or characteristic established for a rock unit generally using mineral norms.

     Overburden or Drift Cover - any loose material which overlies bedrock.

     Paleozoic era - the first major geological time period after the Precambrian whose rock units may exhibit an abundance of fossil life forms.

     Plutonic, igneous or intrusive rock - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

     Tertiary period - the oldest or earlier of the two geological periods comprising the Cenozoic era.

     Volcaniclastic - angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

GENERAL INFORMATION

The property on which the net proceeds of the offering will be spent is the Boomer Mineral Claim, comprised of 25 contiguous mineral cells totaling 1,230 acres. The beneficial owner of the mineral claim is Amerthai Minerals Inc., and the claim is in good standing until February 22, 2011.

The Boomer Mineral Claim is situated approximately 25 air miles northeast of the town of 100 Mile House in British Columbia, Canada which also provides vehicle access via the Boss Mountain-Hendrick Lake road by traveling northeast of town for 41 miles to the mineral claim.

The area experiences about 35" of precipitation annually of which about 15-20% may occur as a snow equivalent. The summer weather may be described as variable; some summers are hot and dry while others may be cold and wet. The winter weather is moderately cold with not infrequent warming period. The local area can experience a squall-type of weather in any season, the winds of the interior plateau.

There is not a plant or any equipment currently located on the property. The Town of 100 Mile House offers much of the necessary resources and infrastructures required to base and carry-out an exploration program, (accommodations, communications, equipment and supplies). For larger or more specialized equipment the City of Kamloops may well offer some satisfaction. The largest city (metropolis), Vancouver lies within 3-4 hours southwest of Kamloops via Provincial Highway #5 (the Coquihalla sections) or by a slightly longer route via Cache Creek, B.C. and the Fraser Canyon section of Highway #1 and probably affords access to any require item.

The physiography of the Boomer property may be described as rounded, mountainous, northwest trending terrain, in the Quesnel Highlands of the larger Interior Plateau. Field cover on the property is a mixed coniferous forest composed of Douglas fir, lodgepole pine, Engelmann spruce with pockets of aspen and cottonwood in the damper areas about a myriad of relatively shallow lakes and pothole marshes. In many places the tree cover is broken by open pothole areas that have and are currently evolving into domestic range areas. The claim area ranges in elevation from 3,300' - 4,500' mean sea level.

We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

A two-phase exploration program to evaluate the area was recommended by the consulting geologist in his report including prospecting, mapping and grid controlled ground magnetometer and very low frequency electo magnetometer surveys over areas of interest.

The cost of the proposed program is $10,000 for the initial phase of exploration work and $14,000 for the contingent second phase. We plan to commence Phase 1 of the exploration program in late summer, 2010 if we are able to raise the necessary funds from this offering.


The discussions contained herein are management's estimates based on information provided by the consulting geologist who prepared the geology report. Mr. James McLeod, the consulting geologist is a graduate of the University of British Columbia (1969), B.Sc. (Major Geology). He has worked as a geologist for a total of 40 years since graduation. He is a member in good standing of The Association of Professional Engineers and Geoscientists of British Columbia. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claim if mineralization is found.

ACQUISITION OF THE MINERAL CLAIM

The Boomer Mineral Claim was staked on February 22, 2010 on behalf of the company by James McLeod, the consulting geologist, at the request of the company. The Claim was staked using the British Columbia Mineral Titles Online computer Internet system. The claim is in good standing until February 22, 2011.

Title to the property is held by Omega Exploration Services, of which James McLeod, our consulting geologist, is the beneficial owner. Omega Exploration Services and James McLeod hold the claim in trust for the Company. The trust agreement, dated March 5, 2010, states that Omega Exploration holds the claim in trust solely for the benefit of Amerthai Minerals and further promises not to deal with the property in any way without written instructions, direction and consent of Amerthai Minerals. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act which would require the Company to pay the fees associated with an inter-provincial registration in order to obtain a Free Miner's Certificate. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the Company by Omega Exploration Services. Management determined that this would be the most cost-effective way for the Company to carry out the initial exploration program. Per the terms of the trust agreement Mr. McLeod has no interest or claim to the property. He was paid $4,000 for the geology report and staking of the Claim.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. Such work will be reported and filed at the appropriate time.

In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The Boomer property is situated approximately 25 air miles northeast of the Town of 100 Mile House, B.C. which also provides access via the Boss
Mountain-Hendrick Lake road by traveling northeast of town for 41miles to the mineral claim.

The area experiences about 35" of precipitation annually of which about 15-20% may occur as a snow equivalent. The summer weather may be described as variable; some summers are hot and dry while others may be cold and wet. The winter weather is moderately cold with not infrequent warming period. The local area can experience a squall-type of weather in any season, the winds of the interior plateau.

The Town of 100 Mile House offers much of the necessary resources and infrastructures required to base and carry-out an exploration program, (accommodations, communications, equipment and supplies). For larger or more specialized equipment the City of Kamloops may well offer some satisfaction. The largest city (metropolis), Vancouver lies within 3-4 hours southwest of Kamloops via Provincial Highway #5 (the Coquihalla sections) or by a slightly longer route via Cache Creek, B.C. and the Fraser Canyon section of Highway #1 and probably affords access to any require item.

The physiography of the Boomer property may be described as rounded, mountainous, northwest trending terrain, in the Quesnel Highlands of the larger Interior Plateau. Field cover on the property is a mixed coniferous forest composed of Douglas fir, lodgepole pine, Engelmann spruce with pockets of aspen and cottonwood in the damper areas about a myriad of relatively shallow lakes and pothole marshes. In many places the tree cover is broken by open pothole areas that have and are currently evolving into domestic range areas. The claim area ranges in elevation from 3,300' - 4,500' mean sea level. The physiographic setting of the property can be described as the Cariboo Parklands zone within a mosaic of moderately rounded mountains in a plateau setting. The area has been surficially altered extensively by fluvial glacial erosion and the depositional (drift cover) effects of in-filling and in situ or residual erosion and subsequent soil development. Many regional and local areas exhibit immature and thin soil cover, but the underlying thickness of glacial drift cover in some areas may vary considerably. In the vicinity of the Boomer property it may be quite extensive especially on southwest and southeast facing hillsides. Surface water occurrences for drilling and mineral processing are abundant, as lakes and streams are relatively close at hand.

                       [MAP SHOWING THE PROPERTY LOCATION]

HISTORY


The history of the regional area about the Boomer claim area aside from the early pioneer prospecting of the Cariboo Gold Rush era (late 1850's) really began in the late 1950's. Mineral exploration and large, low grade copper-molybdenum porphyry mineralization, development and production in this regional area began in the late 1950's and early 1960's. It wasn't until the beginning of the later porphyry copper-gold rush during the late 1970's to the present that the Quesnel Trough regional geological area began to receive extensive exploration attention. Today this regional area is very actively explored.


GEOLOGICAL SETTING

James W. McLeod, our consulting professional geologist, has physically examined the property in the field.


REGIONAL GEOLOGY

The regional geology about the Boomer mineral claim has been described by a number of geologists working for the Geological Survey of Canada (GSC) doing regional mapping that was later augmented and detailed by members of the Geological Surveys Branch of the Province of B.C. The regional area about the Boomer claim is seen to be underlain by mainly a central core of alkaline volcanics and some sedimentary units assigned to the Nicola Group of Upper Triassic age. Within these centrally occurring volcanic units are co-magmatic or younger phased, igneous units that appear to trend north-northeasterly in fault contact. Younger intrusive and volcano-sedimentary units are seen to be widespread in places as stocks and capping rocks, respectively.

LOCAL GEOLOGY

The local geology about the Boomer property may be described being underlain by Nicola Group volcanic and sedimentary units of upper Triassic age and by other igneous and sedimentary units ranging in age from the lower Jurassic through the Tertiary. The youngest units in the local area are those plateau volcanic units that cover such a large area with the very youngest being the plateau basalt and necks and cones of Miocene and younger age.

PROPERTY GEOLOGY


The geology of the Boomer property exhibits many requisite features of a high priority exploration area. These may be listed as good geology, structure as a major north-northeast fault crossing the entire property and close proximity to known mineral occurrences. The unknown, adjacent overburden covered areas require detailed exploration to reveal if structurally prepared, altered and mineralized material of economic significance is at hand and how readily. The underlying Nicola Group rock units are in themselves reason enough to perform soil geochemistry over the mineral claim.

PROPERTY MINERALIZATION

The deposit types that are found occurring in the regional area and the more localized areas vary somewhat. Porphyry-type mineralization as both base and precious metal occurrences within an alkaline and/or calc-alkaline host are predominant. The calc-alkaline occurrences of copper-molybdenum mineralization are not unusual in the area, but the alkaline-type of copper-gold-platinum group elements (PGE) with a predominance of palladium are more common. As well, precious and/or base metal vein-type deposits and replacement skarn zones are also moderately common in the general area as are minerals of copper, gold, silver, lead and zinc.

Ground geophysical techniques may be most effective in the covered areas as a follow-up to prospecting, mapping and soil sampling of a Phase 1 program.

By far the largest production in the area comes from the huge porphyry copper deposits and with possible byproduct molybdenum (Mo), gold (Au), silver (Ag), lead (Pb) and zinc (Zn).

                        [MAP SHOWING THE CLAIM LOCATION]

                       [MAP SHOWING THE REGIONAL GEOLOGY]

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in North America and around the world for the sale of copper and other minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond (depending on the anticipated amount of disturbance, but generally $3,000 to $5,000). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaimation work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees to avoid any disturbance. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $3,000. (1 day - crew & equipment)

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.


RESEARCH AND EXPLORATION COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and exploration costs since inception. We paid $4,000 for the geology report and the staking of the claim.


EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employees are our officers, Bancha Luangaram (President), Somdul Manpiankarn (Treasurer) and Prapaipan Chayawatana (Secretary). Each currently devotes approximately 2-4 hours per week to manage the affairs of the Company. After receiving funding they will devote as much time as the board of directors determines is necessary to manage the affairs of the Company. There are no formal employment agreements between the Company and our current employees.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our S-1registration statement becomes effective, including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The principal executive offices are located at Foursons Inn, Rambutri Road, Pra Nakorn, Bangkok 10200, Thailand and are provided by an officer of the Company for no charge. The facilities include answering services, fax services, secretarial services, reception area and shared office facilities. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Amerthai Minerals with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Amerthai Minerals had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Amerthai Minerals Inc. for the period from inception (January 27, 2010) through March 31, 2010, and related notes, included in this prospectus have been audited by Chang G. Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


The financial statements of Amerthai Minerals Inc. for the period ended June 30, 2010, and related notes, prepared by the company and included in this prospectus have been reviewed by Chang G. Park, CPA

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Our current cash balance is $3,565. The Company is currently in the exploration stage and has minimal expenses, management believes that the Company's current cash of $3,565 is not sufficient to cover the expenses they will incur during the next twelve months and additional funding will need to be raised.


If necessary our officers and directors have verbally agreed to loan the Company funds to pay for professional fees, including fees payable in connection with the filing of our registration statement on Form S-1, offering costs, operational expenses and reclamation costs in the event we experience a shortage of funds during exploration and abandon the claim, however, they have no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.


Our exploration target is to find exploitable copper or other minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of copper and other minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to future production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.


Our plan of operation for the twelve months following the date of this prospectus is to complete the two phases of the exploration program recommended by the consulting geologist. In addition to the $24,000 anticipated for the exploration program as outlined below, we anticipate spending an additional $26,000 on professional fees, including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general and administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $50,000. We will require the funds from this offering to proceed.

The following work program has been recommended by the consulting geologist who prepared the geology report on the Boomer Mineral Claim.

PHASE 1

Prospecting, mapping and grid controlled soil geochemistry,
all inclusive and anticipated to require  4-6 weeks for
completion                                                             $10,000

PHASE 2

A program of grid controlled ground magnetometer and very
low frequency electro magnetometer (VLF-EM) surveys should
be undertaken over the areas of interest as determined by
the Phase 1 program, all inclusive and 4-7 weeks required
for completion                                                         $14,000
                                                                       -------

                                       Total                           $24,000
                                                                       =======

Phase 2 is contingent upon favorable results from Phase 1.

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claim in late summer, 2010.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $14,000 and will take approximately 4-7 weeks to complete.

We anticipate commencing the second phase of our exploration program in spring 2011. We have a verbal agreement with James McLeod, the consulting geologist who prepared the geology report on our claim, to retain his services for our planned exploration program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the exploration program if we find mineralization.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.


To become profitable and competitive, we must conduct the exploration of our properties. We are seeking funding from this offering to provide the capital required for our exploration program. We believe that the funds from this offering will allow us to operate for one year.


LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will proceed with phase 2. We will require additional funds for any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our directors or others.

If necessary our officers and directors have verbally agreed to loan the Company funds to pay for professional fees, including fees payable in connection with the filing of our registration statement on Form S-1, offering costs, operational expenses and reclamation costs in the event we experience a shortage of funds during exploration and abandon the claim. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any exploration work on the claim and have incurred $4,000 in exploration costs, which was the cost of the claim and staking.


We received our initial funding of $10,000 through the sale of common stock to an officer and director, who purchased 2,500,000 shares of our common stock at $0.004 per share in January, 2010. From inception until the date of this filing we have had no operating activities. Our financial statements for the period from inception (January 27, 2010) through June 30, 2010 report no revenues and a net loss of $7,575.


CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

MINING EXPENSES

Amerthai has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under ASC No. 360, "Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized over the useful life of reserve using the units-of-production method based on the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officers and directors of Amerthai Minerals, whose one year terms will expire 3/31/11, or at such a time as their successor(s) shall be elected and qualified are as follows:

                                                    Date First
Name & Address              Age      Position        Elected        Term Expires
--------------              ---      --------        -------        ------------

Bancha Luangaram             36     President,       1/27/10           3/31/11
Foursons Inn, Rambutri Rd           CEO,
Pra Nakorn Bangkok 10200            Director
Thailand

Somdul Manpiankarn           36     Treasurer,       1/27/10           3/31/11
Foursons Inn, Rambutri Rd           CFO,
Pra Nakorn Bangkok 10200            Director
Thailand

Prapaipan Chayawatana        62     Secretary,       1/27/10           3/31/11
Foursons Inn, Rambutri Rd           Director
Pra Nakorn Bangkok 10200
Thailand

The foregoing persons are promoters of Amerthai Minerals Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Each of our officers and directors currently devote approximately 2-4 hours per week to manage the affairs of the Company. In the future they intend to devote as much time as the board of directors deems necessary to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

Our management has no experience with starting, managing or operating a mining company or exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the mining industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Management will be dependent on the expertise of our consulting geologist, Mr. James McLeod.

BACKGROUND INFORMATION

DR. BANCHA LUANGARAM has been President, CEO and a Director of Amerthai Minerals Inc. since January 27, 2010. Currently Dr. Luangarm practices dentistry as a prosthodontist at Kasemrat Hospital, Bangkok, and also practices at the Khaosarn Smile Dental Clinic that he co-owns with Dr. Manpiankarn. From April 1998 to 2000, he practiced dentistry at the Public Health Department, Kanchanaburi Municipality in Kanchanaburi, Thailand. He has also practiced dentistry at Bangkok Dental Spa, Bangkok Smile Dental Clinic which are private dental clinics and at Bang Po Hospital located in Bangkok, Thailand. Dr. Luangaram was one of the partners that opened Bangkok Dental Pavilion, a private dental clinic located in Bangkok. He attended Mahidol University in Bangkok, Thailand and received a Doctor of Dental Science degree in 1998. He then earned his graduate diploma of clinical sciences (Prosthodontics) from Chulalongkorn University in 2001. Dr. Luangaram intends to devote his time as required to the business of the Company.

LT. DR. SOMDUL MANPIANKARN has been Treasurer, CFO and a Director of Amerthai Minerals Inc. since January 27, 2010. Currently Dr. Manpiankarn practices dentistry as an endodontist at Kasemrat Hospital, Bangkok, Bangkok Hospital, Pattaya and also practices at Khaosarn Smile Dental Clinic which he co-owns with Dr. Luangaram. From April 1998 to 2001, he practiced dentistry for the Royal Thai Survey Department. He has also practiced dentistry at Rom Mai Dental Clinic, Clinic Banglumpoo, LDC Dental Clinic, Bangkok Smile Dental Clinic and Thong Lor Dental Clinic which are private dental clinics located in Bangkok, Thailand. Dr. Manpiankarn was one of the partners that opened Bangkok Dental Pavilion, a private dental clinic located in Bangkok. He attended Mahidol University in Bangkok, Thailand and received a Doctor of Dental Science degree in 1998. He later received Certificate Specialty Training in Endodontics from Mahidol University in 2002. Dr. Manpiankarn intends to devote his time as required to the business of the Company.

PRAPAIPAN CHAYAWATANA has been Secretary and a Director of Amerthai Minerals Inc. since January 27, 2010. She has been a housewife for the last 35 years, with the exception of working on the editorial staff at Krua Magazine in Bangkok Thailand in 1995, writing articles on Food and Cooking. She has been an avid seamstress, designing clothes for over 45 years. From November 2004 to May 2006 she was the Treasurer, CFO, Principal Accounting Officer and a Director of Lam Liang Corp., a publicly-traded Nevada corporation that was in the business of designing, producing and selling fashionable computer laptop cases for women based in Bangkok, Thailand. Mrs. Chayawatana attended Srinakarin Viroj University in Bangkok, Thailand and received a Bachelor of Education degree in 1972. She also received a Bachelor of Nutrition degree from Sukhothai Phammatiraj University, in Bangkok, Thailand in 1985. Mrs. Chayawatana intends to devote her time as required to the business of the Company.

                             EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised of Bancha Luangaram, Somdul Manpiankarn and Prapaipan Chayawatana.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Bancha          2010     0         0           0            0          0            0             0         0
Luangaram,
President &
CEO

Somdul          2010     0         0           0            0          0            0             0         0
Manpiankarn,
Treasurer &
CFO

Prapaipan       2010     0         0           0            0          0            0             0         0
Chayawatana,
Secretary

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Bancha         0              0              0           0           0           0            0           0            0
Luangaram
CEO

Somdul         0              0              0           0           0           0            0           0            0
Manpiankarn
CFO

Prapaipan      0              0              0           0           0           0            0           0            0
Chayawatan
Secretary

                              DIRECTOR COMPENSATION
                                                                           Change in
                                                                            Pension
                                                                           Value and
                         Fees                            Non-Equity       Nonqualified
                        Earned                            Incentive        Deferred
                       Paid in      Stock     Option        Plan         Compensation     All Other
    Name                 Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----                 ----      ------     ------     ------------      --------      ------------     -----

Bancha Luangaram          0         0           0            0                0               0            0

Somdul Manpiankarn        0         0           0            0                0               0            0

Prapaipan Chayawatana     0         0           0            0                0               0            0

There are no current employment agreements between the Company and its executive officers.

In January, 2010, a total of 2,500,000 shares of common stock were issued to Prapaipan Chayawatana, an officer and director of the Company, in exchange for cash in the amount of $10,000 U.S., or $.004 per share. The terms of these stock issuances were fair to the Company, in the opinion of the board of directors.

Each of our officers and directors currently devote approximately 2-4 hours per week to manage the affairs of the Company. They have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Amerthai Minerals Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
     Name of                    Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------

Prapaipan Chayawatana          2,500,000     2,500,000       100%         50%

Bancha Luangaram                       0             0         0%          0%

Somdul Manpiankarn                     0             0         0%          0%

All Officers and
 Directors as a Group          2,500,000     2,500,000       100%         50%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The officers and directors of the Company will not be paid for any underwriting services that they perform on our behalf with respect to this offering. They will also not receive any interest on any funds that they may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

In January 2010, a total of 2,500,000 shares of Common Stock were issued to Prapaipan Chayawatana, an officer and director of the Company, in exchange for $10,000 US, or $.004 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           Chang G. Park, CPA, Ph. D.
    * 2667 CAMINO DEL RIO SOUTH PLAZA B * SAN DIEGO * CALIFORNIA 92108-3707 *
      * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL changgpark@gmail.com *



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Managements of Amerthai Minerals Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Amerthai Minerals Inc. (An Exploration Stage Company)(the Company) as of March 31, 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the period from January 27, 2010 (inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amerthai Minerals Inc. as of March 31, 2010, and the results of its operations and its cash flows for the period from January 27, 2010 (inception) through March 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang Park
------------------------------
CHANG G. PARK, CPA

May 25, 2010
San Diego, CA. 92108



        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------


                                                                      As of
                                                                     March 31,
                                                                       2010
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  5,140
                                                                     --------

TOTAL CURRENT ASSETS                                                    5,140
                                                                     --------

      TOTAL ASSETS                                                   $  5,140
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 2,500,000 shares issued and outstanding
   as of March 31, 2010                                              $  2,500
  Additional paid-in capital                                            7,500
 Deficit accumulated during exploration stage                          (4,860)

                                                                     --------

TOTAL STOCKHOLDERS' EQUITY                                              5,140
                                                                     --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $  5,140
                                                                     ========


                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                               January 27, 2010
                                                                 (inception)
                                                                   through
                                                                  March 31,
                                                                    2010
                                                                 ----------
REVENUES
  Revenues                                                       $       --
                                                                 ----------
TOTAL REVENUES                                                           --

EXPENSES
  Office and Administrative                                             860
  Mineral Exploration Expenses                                        4,000
                                                                 ----------
TOTAL EXPENSES                                                        4,860
                                                                 ----------

NET INCOME (LOSS)                                                $   (4,860)
                                                                 ==========

NET LOSS PER BASIC AND DILITED SHARE                             $    (0.00)
                                                                 ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING              2,500,000
                                                                 ==========



                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
            From January 27, 2010 (Inception) through March 31, 2010
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                            Common     Additional      During
                                               Common       Stock       Paid-in      Exploration
                                               Stock        Amount      Capital         Stage        Total
                                               -----        ------      -------         -----        -----
BALANCE, JANUARY 27, 2010                           --     $    --      $    --       $     --      $    --

Stock issued for cash on January 27, 2010
 @ $0.004 per share                          2,500,000       2,500        7,500                      10,000

Net loss, March 31, 2010                                                                (4,860)      (4,860)
                                            ----------     -------      -------       --------      -------

BALANCE, MARCH 31, 2010                      2,500,000     $ 2,500      $ 7,500       $ (4,860)     $ 5,140
                                            ==========     =======      =======       ========      =======



                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------


                                                               January 27, 2010
                                                                  (inception)
                                                                    through
                                                                   March 31,
                                                                     2010
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $ (4,860)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:                           --
                                                                   --------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (4,860)

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                           10,000
                                                                   --------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            10,000
                                                                   --------

NET INCREASE (DECREASE) IN CASH                                       5,140

CASH AT BEGINNING OF PERIOD                                              --
                                                                   --------

CASH AT END OF YEAR                                                $  5,140
                                                                   ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                         $     --
                                                                   ========

  Income Taxes                                                     $     --
                                                                   ========


                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2010
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Amerthai Minerals Inc. (the Company) was incorporated under the laws of the State of Nevada on January 27, 2010. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced any exploration activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2010
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

MINING EXPENSES

Amerthai has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "WHETHER MINERAL RIGHTS ARE TANGIBLE OR INTANGIBLE ASSETS". The Company assesses the carrying costs for impairment under ASC No. 360, "IMPAIRMENT OR DISPOSAL OF LONG LIVED Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized over the useful life of reserve using the units-of-production method based on the proven and probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2010
--------------------------------------------------------------------------------

NOTE 3. RECENT ACCOUNTING PRONOUCEMENTS

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

In February 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-09, "Amendments to Certain Recognition and Disclosure Requirements" ("ASU 2010-09"), which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R) ("SFAS 167"). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).

SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). Under SFAS No. 168 the "FASB Accounting Standards Codification" ("Codification") will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2010
--------------------------------------------------------------------------------

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from January 27, 2010 (date of inception) to March 31, 2010 and generated a net loss of $4,860. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the exploration stage and has minimal expenses, management believes that the Company's current cash of $5,140 is not sufficient to cover the expenses they will incur during the next twelve months and additional funding will need to be raised.

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6. RELATED PARTY TRANSACTIONS

The officers and directors of the Company may, in the future, become involved in other business opportunities as they become available, they may face a conflict in selecting between the Company and their other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. INCOME TAXES

                                                            As of March 31, 2010
                                                            --------------------
     Deferred tax assets:
       Net operating tax carryforwards                            $ 4,860
       Tax rate                                                        34%
                                                                  -------
       Gross deferred tax assets                                    1,652
       Valuation allowance                                         (1,652)
                                                                  -------

           Net deferred tax assets                                $    --
                                                                  =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2010
--------------------------------------------------------------------------------

NOTE 8. NET OPERATING LOSSES

As of March 31, 2010, the Company has a net operating loss carryforward of approximately $4,860. Net operating loss carryforwards expire twenty years from the date the loss was incurred.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On January 27, 2010, the Company issued a total of 2,500,000 shares of common stock to Prapaipan Chayawatana for cash in the amount of $0.004 per share for a total of $10,000.

As of March 31, 2010 the Company had 2,500,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2010:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 2,500,000 shares issued and outstanding.

NOTE 11. MINING CLAIM

The mineral exploration expense amounting to $4,000 was for the acquisition of the Boomer mining claim and geological report. The claim is good standing until February 22, 2011.

Title to the property is held by Omega Exploration Services, of which James McLeod, the Company's consulting geologist, is the beneficial owner. Omega Exploration Services and James McLeod hold the claim in trust for the Company in accordance with the Declaration of Trust declared by James McLeod, the Company's consulting geologist and dated March 3, 2010.

The Boomer property consists of one located, lode mineral claim comprising a total of 25 contiguous claim cells for a total area of approximately 1,230 acres. The property is situated in the Kamloops Region of southern British Columbia. The Company is the beneficial owner of the Boomer mineral claim.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2010
--------------------------------------------------------------------------------

NOTE 11. MINING CLAIM (CONTINUED)

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. Such work will be reported and filed at the appropriate time.

In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2010 up through date the Company issued these financial statements. During this period, the Company did not have any material recognizable subsequent events.

                           Chang G. Park, CPA, Ph. D.
    * 2667 CAMINO DEL RIO SOUTH PLAZA B * SAN DIEGO * CALIFORNIA 92108-3707 *
      * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Amerthai Minerals Inc.
(An Exploration Stage Company)

We have reviewed the accompanying balance sheets of Amerthai Minerals Inc. (An Exploration Stage Company) (the "Company")as of June 30, 2010, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the three months ended June 30, 2010 and the period from January 27, 2010 (inception) through June 30, 2010. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Chang G. Park
----------------------------
Chang G. Park, CPA

September 10, 2010
San Diego, California



        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   June 30,           March 31,
                                                                     2010               2010
                                                                   --------           --------
                                                                 (Unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  3,565           $  5,140
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  3,565              5,140
                                                                   --------           --------

      TOTAL ASSETS                                                 $  3,565           $  5,140
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                 $  6,000           $     --
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                             6,000                 --
                                                                   --------           --------

      TOTAL LIABILITIES                                               6,000                 --
                                                                   --------           --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 2,500,000 shares issued and outstanding
   as of June 30, 2010 and March 31, 2010                          $  2,500           $  2,500
  Additional paid-in capital                                          7,500              7,500
  Deficit accumulated during exploration stage                      (12,435)            (4,860)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                 (2,435)             5,140
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)           $  3,565           $  5,140
                                                                   ========           ========


                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                      Statements of Operations (Unaudited)
--------------------------------------------------------------------------------

                                                                                 January 27, 2010
                                                             Three Months          (inception)
                                                                ended               through
                                                               June 30,             June 30,
                                                                 2010                 2010
                                                              ----------           ----------
REVENUES
  Revenues                                                    $       --           $       --
                                                              ----------           ----------
TOTAL REVENUES                                                        --                   --

EXPENSES
  Office and Administrative                                        2,075                2,935
  Professional Fees                                                5,500                5,500
  Mineral Exploration Expenses                                        --                4,000
                                                              ----------           ----------
TOTAL EXPENSES                                                     7,575               12,435
                                                              ----------           ----------

NET INCOME (LOSS)                                             $   (7,575)          $  (12,435)
                                                              ==========           ==========

NET LOSS PER BASIC AND DILITED SHARE                          $    (0.00)
                                                              ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING           2,500,000
                                                              ==========


                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                      Statements of Cash Flows (Unaudited)
--------------------------------------------------------------------------------

                                                                                  January 27, 2010
                                                                Three Months        (inception)
                                                                   ended             through
                                                                  June 30,           June 30,
                                                                    2010               2010
                                                                  --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $ (7,575)          $(12,435)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Accounts Payable                                                 6,000              6,000
                                                                  --------           --------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (1,575)            (6,435)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              --             10,000
                                                                  --------           --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                --             10,000
                                                                  --------           --------

NET INCREASE (DECREASE) IN CASH                                     (1,575)             3,565

CASH AT BEGINNING OF PERIOD                                          5,140                 --
                                                                  --------           --------

CASH AT END OF PERIOD                                             $  3,565           $  3,565
                                                                  ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                        $     --           $     --
                                                                  ========           ========

  Income Taxes                                                    $     --           $     --
                                                                  ========           ========


                        See Notes to Financial Statements

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                  June 30, 2010
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Amerthai Minerals Inc. (the Company) was incorporated under the laws of the State of Nevada on January 27, 2010. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced any exploration activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                  June 30, 2010
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

MINING EXPENSES

Amerthai has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "WHETHER MINERAL RIGHTS ARE TANGIBLE OR INTANGIBLE ASSETS". The Company assesses the carrying costs for impairment under ASC No. 360, "IMPAIRMENT OR DISPOSAL OF LONG LIVED Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                  June 30, 2010
--------------------------------------------------------------------------------

NOTE 3. RECENT ACCOUNTING PRONOUCEMENTS

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

In February 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-09, "Amendments to Certain Recognition and Disclosure Requirements" ("ASU 2010-09"), which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R) ("SFAS 167"). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB interpretation No. 46(R).

SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). Under SFAS No. 168 the "FASB Accounting Standards Codification" ("Codification") will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from January 27, 2010 (date of inception) to June 30, 2010 and generated a net loss of $12,435. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the exploration stage and has minimal expenses, management believes that the Company's current cash of $3,565 is not sufficient to cover the expenses they will incur during the next twelve months and additional funding will need to be raised.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                  June 30, 2010
--------------------------------------------------------------------------------

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6. RELATED PARTY TRANSACTIONS

The officers and directors of the Company may, in the future, become involved in other business opportunities as they become available, they may face a conflict in selecting between the Company and their other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. INCOME TAXES

                                                             As of June 30, 2010
                                                             -------------------
     Deferred tax assets:
       Net operating tax carryforwards                            $ 12,435
       Tax rate                                                         34%
                                                                  --------
       Gross deferred tax assets                                     4,228
       Valuation allowance                                          (4,228)
                                                                  --------

       Net deferred tax assets                                    $     --
                                                                  ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8. NET OPERATING LOSSES

As of June 30, 2010, the Company has a net operating loss carryforward of approximately $12,435. Net operating loss carryforwards expire twenty years from the date the loss was incurred.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On January 27, 2010, the Company issued a total of 2,500,000 shares of common stock to Prapaipan Chayawatana for cash in the amount of $0.004 per share for a total of $10,000.

As of June 30, 2010 the Company had 2,500,000 shares of common stock issued and outstanding.

                             AMERTHAI MINERALS INC.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                  June 30, 2010
--------------------------------------------------------------------------------

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2010:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 2,500,000 shares issued and outstanding.

NOTE 11. MINING CLAIM

The mineral exploration expense amounting to $4,000 was for the acquisition of the Boomer mining claim and geological report. The claim is good standing until February 22, 2011.

Title to the property is held by Omega Exploration Services, of which James McLeod, the Company's consulting geologist, is the beneficial owner. Omega Exploration Services and James McLeod hold the claim in trust for the Company in accordance with the Declaration of Trust declared by James McLeod, the Company's consulting geologist and dated March 3, 2010.

The Boomer property consists of one located, lode mineral claim comprising a total of 25 contiguous claim cells for a total area of approximately 1,230 acres. The property is situated in the Kamloops Region of southern British Columbia. The Company is the beneficial owner of the Boomer mineral claim.

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. Such work will be reported and filed at the appropriate time.

In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2010 up through date the Company issued these financial statements. During this period, the Company did not have any material recognizable subsequent events.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

      Securities and Exchange Commission registration fee          $    4
      Accounting fees and expenses                                 $2,500
      Legal fees                                                   $1,200
      Preparation and EDGAR conversion fees                        $1,300
      Transfer Agent fees                                          $  500
      Printing                                                     $  146
                                                                   ------
      Total                                                        $5,650
                                                                   ======

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Amerthai Minerals Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In January 2010, a total of 2,500,000 shares of common stock were issued in exchange for $10,000 US, or $.004 per share. These securities were issued to an officer and director of the Company.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation (filed previously)
     Exhibit 3.2       Bylaws (filed previously)
     Exhibit 5.1       Opinion re: Legality (filed previously)
     Exhibit 10 Declaration of Trust for the Boomer Mineral Claim (filed previously)
     Exhibit 23.1      Consent of counsel (See Exhibit 5.1)
     Exhibit 23.2      Consent of independent auditor
     Exhibit 23.3      Consent of geologist (filed previously)
     Exhibit 99.1      Subscription Agreement (filed previously)

                                  UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Bangkok, Thailand on September 15, 2010.


                                        Amerthai Minerals Inc.


                                            /s/ Bancha Luangaram
                                            ------------------------------------
                                        By: Bancha Luangaram, CEO
                                            (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.



/s/ Bancha Luangaram                                          September 15, 2010
---------------------------------------------                 ------------------
Banch Luangaram, President, CEO & Director                           Date
(Principal Executive Officer)


/s/ Somdul Manpiankarn                                        September 15, 2010
---------------------------------------------                 ------------------
Somdul Manpiankarn, Treasurer, CFO & Director                        Date
(Principal Financial Officer, Principal
Accounting Officer)


/s/ Prapaipan Chayawatana                                     September 15, 2010
---------------------------------------------                 ------------------
Prapaipan Chayawatana, Director                                      Date